UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed on Form 8-K filed on July 28, 2014 with the Securities and Exchange Commission (the “Original 8-K”), the Compensation Committee of the Board of Directors and the Board of Directors of Genie Energy Ltd. (the “Company” or the “Registrant”) approved, subject to the approval of the stockholders of the Registrant, an amended compensation arrangement between the Registrant and Howard S. Jonas.  The Original 8-K outlined the informal arrangement between the Registrant and Mr. Jonas pending the signing of a formal amended employment agreement.  On July 30, 2014, the Registrant entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Jonas, formalizing the arrangement outlined in the Original 8-K.

In connection with the amended compensation arrangement, on July 30, 2014, the Registrant entered into a Restricted Stock Sale Agreement (the “Sale Agreement”) with Mr. Jonas.  Pursuant to the Sale Agreement, on July 30, 2014, Mr. Jonas purchased 3,466,275 shares of Class B Common Stock at a price of $6.82 per share for an aggregate purchase price of $23,640,000, in partial satisfaction of the parties’ obligations thereunder.

Copies of the Employment Agreement and Sale Agreement are filed as Exhibits 10.01 and 10.02 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Document

10.01	Second Amended and Restated Employment Agreement, dated July 30, 2014, between the Registrant and Howard S. Jonas.

10.02	Restricted Stock Sale Agreement, dated July 30, 2014, between the Registrant and Howard S. Jonas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard S. Jonas
Howard S. Jonas Chief Executive Officer
Dated:  July 31, 2014

EXHIBIT INDEX

Exhibit No.	Document

10.01	Second Amended and Restated Employment Agreement, dated July 30, 2014, between the Registrant and Howard S. Jonas.

10.02	Restricted Stock Sale Agreement, dated July 30, 2014, between the Registrant and Howard S. Jonas.